EXHIBIT 99.1 to
8-K dated August 17, 2011
NEWS RELEASE
SEACOAST BANKING CORPORATION OF FLORIDA
Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825
Seacoast Announces Payment of Dividends to Treasury
and Payment to Investors in Trust Preferred Securities
STUART, FL., August 17, 2011 — Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, announced that it is current on all of its dividend and interest payment obligations for the Series A Preferred Stock that was issued to the US Department of Treasury (Treasury) under the TARP — Capital Purchase Program. Additionally, Seacoast has notified the trustees for its outstanding trust preferred securities that Seacoast will make all accrued and unpaid interest payments to investors, effective as of September 2011.
Seacoast released the following statement today by Dennis S. Hudson, III, Chairman and Chief Executive Officer:
“Today represents a satisfying day for Seacoast and validates our recent progress. This important milestone confirms that our efforts to reduce problem assets and return to profitability have been successful. Over the past several years, we have faced remarkable challenges. As the recession took its toll in one of the hardest hit regions of the country, our bank felt the immense impact of plummeting home valuations, widespread default and frozen credit markets. Recognizing the magnitude of the problems early on, our board and management team developed a comprehensive, forward-looking strategy to strengthen the bank and support our customers and employees through the downturn.

A TARP investment from the Treasury at the end of 2008 — an important vote of confidence — represented an essential component of our strategy, enabling the bank to efficiently fortify its capital strength at an attractive cost and permitted the later successful public/private capital raise. As a result of Seacoast’s strengthened capital position, it was able to absorb significant losses that were necessary to resolve or liquidate problem loans. Throughout this difficult operating environment, we have taken prudent steps to strengthen the bank.
In the fourth quarter of 2010 we reported the completion of our focused plan to eliminate exposure to nonperforming assets, which peaked in 2009 and have decreased for seven consecutive quarters since then. Over the last two quarters we reported the bank’s first operating profits since the first quarter of 2008, a significant milestone in returning to our position as a top-tier community bank.
I am pleased now to report that we have brought current our cumulative dividend payments on the Series A Preferred Stock issued to the Treasury. Seacoast has made an aggregate payment of $6,614,000 to the Treasury. The Treasury has been an invaluable partner in our forward progress and we are grateful for their investment.

In addition, Seacoast has taken steps to bring current its dividends and interest with respect to its outstanding trust preferred securities. Seacoast has deposited an aggregate of $2,537,000 with the several trustees for the benefit of investors in Seacoast’s trust preferred securities. This deposit, when paid, will bring Seacoast’s obligations current under the applicable agreements through September 2011.
Seacoast’s success through the turbulence of the last few years is the result of our management team’s leadership, vision and focus — and the commitment and tireless work of our 500 employees. The talent and dedication our team brings to the job is truly a mark of the bank’s strength.
Seacoast’s fundamental commitment to its market area has remained unchanged since 1926. It’s based on personal service and uncompromising support — for our customers and for the community. And as the only community banking option in the region, we deeply value the loyalty of our customers.
We are well positioned now to further develop our franchise value for the long-term benefit of our shareholders and the communities we serve.”
About Seacoast Banking Corporation
Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to reduce problems assets, ability to maintain profitability, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.
You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.